Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust II, Inc. (SST II) Acquires 11 Self Storage

Facilities in North Carolina Totaling 4,850 Units

LADERA RANCH, Calif. – January 5, 2017 – Strategic Storage Trust II, Inc. (SST II) – which is sponsored by SmartStop Asset Management, LLC – recently purchased 11 self storage facilities located in North Carolina totaling approximately 4,850 units, 76 buildings and approximately 553,500 rentable square feet.

“Collectively, these 11 properties have averaged an overall occupancy of 95% during 2016 and require little capital expenditure,” said H. Michael Schwartz, chairman and CEO of SST II. “The dynamics of this portfolio are a great balance to our existing self storage facilities located throughout the U.S. and Canada.”

All 11 self storage facilities are located in the Asheville Metropolitan Statistical Area (MSA) and provide easy access with grade level drive-up units, climate controlled units and RV units.

“Asheville will provide a captive market for us. Many of the properties have expansion land that we plan on getting underway immediately,” said Wayne Johnson, CIO for SST II.

The details of the 11 self storage facilities in this portfolio are as follows:

North Carolina

•	1130 Sweeten Creek Rd, Asheville: 790 units, 103,200 square feet.
•	3909 Sweeten Creek Rd, Arden: 570 units, 67,500 square feet.
•	40 Wilmington St., Asheville: 480 units, 54,700 square feet.
•	90 Highland Center Blvd, Asheville: 450 units, 51,600 square feet.
•	600 Patton Ave., Asheville: 420 units, 51,000 square feet.
•	102 Glover St., Hendersonville: 490 units, 47,600 square feet.
•	21 Sardis Rd., Asheville: 380 units, 44,600 square feet.
•	127 Sweeten Creek Rd., Asheville: 330 units, 39,500 square feet.
•	550 Swannanoa River Rd., Asheville: 380 units, 36,000 square feet.
•	1931 Spartanburg Hwy., Hendersonville: 350 units, 32,500 square feet.
•	2594 Sweeten Creek Rd., Asheville: 210 units, 25,300 square feet.

About Strategic Storage Trust II, Inc. (SST II)

Strategic Storage Trust II, Inc. (SST II) is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio includes approximately 47,120 self storage units and approximately 5.4 million rentable square feet of storage space.

About SmartStop Asset Management, LLC

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 64,855 self storage units and approximately 7.4 million rentable square feet. The company is the asset manager for 101 self storage facilities located throughout the United States and Toronto, Canada. SmartStop Asset Management is the sponsor of both SST II and Strategic Storage Growth Trust, Inc. (SSGT), a public non-traded REIT focusing on opportunistic self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information is available at www.smartstopassetmanagement.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.